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                                                                      EXHIBIT 16



                                HOGAN & SLOVACEK
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS
                              Oklahoma City - Tulsa

                301 N.W. 63rd, Suite 290, Oklahoma City, OK 73116
                   Office (405) 848-2020 - Fax (405) 848-7359
          -------------------------------------------------------------

                An Independent Member of the BDO Seidman Alliance



                                                              December 18, 1998







Summit Environmental Corporation, Inc.
414 East Loop 281, Suite 7
Longview, Texas 75605

Dear Summit Environmental:

         We agree with the contents of the Form 8K filed by Summit Environmental Corporation, Inc. as of December 17, 1998.



                                               /s/ Hogan & Slovacek

                                               HOGAN & SLOVACEK